SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 6, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10435 Downsville Pike Hagerstown, Maryland	21740-1766

(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number including area code:	(301) 790-3400

N/A

(Former Name or former address, if changed since last report)

Item 1-6.	Not applicable.

Item 7.	Exhibit. The following exhibit is filed herewith:

Exhibit 99.1	Press Release Issued by Allegheny Energy, Inc. on March 6, 2003 Regarding Announcement of Decision of Alan J. Noia, Chairman, President, and Chief Executive Officer of the Company, to Retire.

Item 8.	Not applicable.

Item 9.	Regulation FD Disclosure.

The information in this report, including the exhibit, is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On March 6, 2003, Allegheny Energy, Inc. announced that Alan J. Noia, Chairman, President, and Chief Executive Officer of the Company, has informed the Board of Directors of his decision to retire.

Item 10-12.	Not applicable.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
By:	/s/ Thomas K. Henderson

	Name: Title:	Thomas K. Henderson Vice President and General Counsel

DATED:  March 7, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Issued by Allegheny Energy, Inc. on March 6, 2003 Regarding Announcement of Decision of Alan J. Noia, Chairman, President, and Chief Executive Officer of the Company, to Retire.